OPKO Health to Announce Fourth Quarter and Year End 2017 Financial Results on March 1, 2018

MIAMI (February 26, 2018) – OPKO Health, Inc. (NASDAQ: OPK), plans to announce its operating and financial results for the three and twelve months ended December 31, 2017, after the close of the U.S. financial markets on Thursday, March 1, 2018.

OPKO’s senior management will provide a business update and discuss its financial results in a conference call and live audio webcast beginning at 4:30 p.m. Eastern time on Thursday, March 1, 2018.

Conference Call & Webcast Information

WHEN: Thursday, March 1, 2018 at 4:30 p.m. Eastern time.
DOMESTIC DIAL-IN: (866) 634-2258
INTERNATIONAL DIAL-IN: (330) 863-3454
PASSCODE: 1973978
WEBCAST: http://investor.opko.com/events.cfm

For those unable to participate in the live conference call or webcast, a replay will be available beginning March 1, 2018 two hours after the close of the conference call. To access the replay, dial (855) 859-2056 or (404) 537-3406. The replay passcode is: 1973978. The replay can be accessed for a period of time on OPKO’s website at http://investor.opko.com/events.cfm.

About OPKO Health, Inc.

OPKO Health is a diversified healthcare company that seeks to establish industry leading positions in large, rapidly growing markets. Our diagnostics business includes BioReference Laboratories, the nation’s third largest clinical laboratory with a core genetic testing business and a 400 person sales and marketing team to drive growth and leverage new products, including the 4Kscore prostate cancer test and the Claros® 1 in-office immunoassay platform. Our pharmaceutical business features RAYALDEE, an FDA approved treatment for SHPT in stage 3-4 CKD patients with vitamin D insufficiency (launched in November 2016), VARUBI® for chemotherapy-induced nausea and vomiting (oral formulation and IV forms marketed by partner, TESARO); OPK88003, a once-weekly oxyntomodulin for type 2 diabetes and obesity that is a clinically advanced drug candidate among the new class of GLP-1 glucagon receptor dual agonists, and OPK88004, a selective androgen receptor modulator being developed for benign prostatic hypertrophy and other urologic and metabolic conditions. Our biologics business includes hGH-CTP, a once weekly human growth hormone injection (in Phase 3 and partnered with Pfizer), and a long-acting Factor VIIa drug for hemophilia in Phase 2a. We also have various production and distribution assets abroad, multiple strategic investments and an active business development strategy. More information is available at www.opko.com.

CONTACTS

Company
OPKO Health, Inc.
David Malina, 305-575-4137
dmalina@opko.com
Director of Investor Relations

Investors
LHA Investor Relations
Anne Marie Fields, 212-838-3777
afields@lhai.com
or
Bruce Voss, 310-691-7100
bvoss@lhai.com

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